Exhibit 13.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Entera Bio Ltd. (the “Company”) for the fiscal year ended December 31, 2020 (the “Report”), I, Spiros Jamas, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 17, 2021

By:	/s/ Dr. Spiros Jamas
Name: Spiros Jamas
Title: Chief Executive Officer and Director